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                                                                    EXHIBIT 99.5


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -
- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                      Give the Social Security
For This Type of Account:             Number of-
-------------------------             ----------

1.  An individual                     The individual

2.  Two or more                       The actual owner of
    individuals (joint                the account
    account)                          or, if combined
                                      funds,
                                      any one of the
                                      individuals(1)

3.  Husband and wife                  The actual owner of
    (joint account)                   the account or,
                                      if joint funds,
                                      either person(1)

4.  Custodian account of              The minor(2)
    a minor
    (Uniform Gift to
    Minors Act)

5.  Adult and minor                   The adult or, if the
    (joint account)                   minor
                                      is the only
                                      contributor, the
                                      minor(1)

6.  Account in the name               The ward, minor, or
    of guardian                       incompetent person(3)
    or committee for a
    designated
    ward, minor, or
    incompetent person

7.  a. The usual                      The grantor-trustee
    revocable savings
    trust account
    (grantor is also
    trustee)
    b. So-called trust                The actual owner(1)
    account that
    is not a legal or
    valid trust
    under State law

                                      Give the Employer
                                      Identification
For This Type of Account:             Number of-
---------------------------           ---------------------

8.  Sole proprietorship               The Owner(4)
    account

9.  A valid trust,                    The Legal entity (Do
    estate, or                        not furnish the
    pension trust                     identifying number
                                      of the personal
                                      representative or
                                      trustee unless the
                                      legal entity itself
                                      is not designated in
                                      the account title.)(5)

10. Corporate account                 The corporation

11. Religious,                        The organization
    charitable, or
    educational
    organization account

12. Partnership account               The partnership
    held in the
    name of the business
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13.  Association, club,                The organization
     or other
     tax-exempt
     organization

14.  A broker or                       The broker or nominee
     registered nominee

15.  Account with the                  The public entity
     Department of
     Agriculture in the
     name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or Employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining A Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

     Payees specifically exempted from backup withholding on ALL payments include the following:

-    A corporation
-    A financial institution
- An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.
-    The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-    An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-    A real estate investment trust.
-    A common trust fund operated by a bank under section 584(a) of the Code.
-    An exempt charitable remainder trust, or a nonexempt trust describe in section 4947(a)(1) of the Code.
-    An entity registered at all times under the Investment Company Act of 1940.
-    A foreign central bank of issue.
- A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441 of the Code.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
-    Payments of patronage dividends where the amount received is not paid in money.
-    Payments made by a certain foreign organizations.
-    Payments made to a nominee.
-    Section 401(k) payments made by an ESOP.
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     Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code). Payments described in section 6049(b)(5) of the Code to non-resident aliens.

-    Payments on tax-free covenant bonds under section 1451 of the Code.
-    Payments made by certain foreign organizations.
-    Payments made to a nominee.

Exempt Payees described above should file form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6045, and 6050A of the Code and the Treasury regulations promulgated thereunder.

Privacy Act Notice. -- Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalties for Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.